AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2002

                              Registration No. 333-
                              --------------------
                    ----------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                 ----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    MARYLAND
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)
                                   13-3147497
                                   ----------
                      (I.R.S. Employer Identification No.)

                   60 CUTTER MILL ROAD, GREAT NECK, NY 11021
                   -----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

              ONE LIBERTY PROPERTIES, INC. 1989 STOCK OPTION PLAN
              ONE LIBERTY PROPERTIES, INC. 1996 STOCK OPTION PLAN
              ---------------------------------------------------
                            (Full Title of the Plans)

                                  Mark H. Lundy
                          ONE LIBERTY PROPERTIES, INC.
                               60 CUTTER MILL ROAD
                             GREAT NECK, NY 11021
                             --------------------
                     (Name and Address of Agent for Service)

                                 (516) 466-3100
         (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------



  Title of securities   Amount to be    Proposed maximum offering   Proposed maximum aggregate      Amount of
    to be registered    registered (1)     price per share (2)        offering price (2)         Registration fee
    ----------------    --------------     -------------------        ------------------         ----------------

     Common Stock,         257,600               $15.33                   $3,949,008                  $363.30
    par value $1.00
      per share

-----------------------------------------------------------------------------------------------------------------

(1) Includes 44,500 shares of Common Stock issuable upon exercise of stock options granted under the 1989 Stock Option Plan, 128,100 shares of Common Stock issuable upon the exercise of the options granted under the 1996 Stock Option Plan and 85,000 shares of Common Stock authorized for grant under the 1996 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h)(1) promulgated under the Securities Act of 1933, and based on the average high and low price of Common Stock on the American Stock Exchange on June 18, 2002.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by One Liberty Properties, Inc., a real estate investment trust incorporated under the laws of the State of Maryland (the "Company"), with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference (File No 0-11083):

1. Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

2. Quarterly Report on Form 10-Q for the three months ended March 31, 2002;

3. Current Report on Form 8-K filed on April 22, 2002; and

4. The description of the Company's Common Stock, par value $1.00 per share, contained in the Registration Statement on Form 8-A filed on September 18, 1989.*
-----------

* A description of the Company's Common Stock is also contained in Registration Statement on Form S-2 (Registration No. 333-86850) declared effective by the SEC on May 24, 2002.

In addition, all documents filed subsequent to the date hereof by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Simeon Brinberg and Mark H. Lundy, members of the firm of Brinberg & Lundy, which firm has provided an opinion with respect to the shares being registered by this Registration Statement, are officers and shareholders of the Company and hold options under the Plans.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


The Registrant's charter obligates it to indemnify its directors and officers to the maximum extent permitted by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Registrant's charter provides for elimination of the liability of its directors and officers to the Registrant or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

      See Exhibit Index.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Great Neck Plaza, State of New York, on this 19 day of June, 2002.

ONE LIBERTY PROPERTIES, INC.


/s/ Jeffrey Fishman
-------------------
Jeffrey Fishman, President and
Chief Executive Officer




                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Fishman, with the power of substitution, his or her attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may do or choose to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                  Title                     Date
         ---------                  -----                     ----

/s/ Fredric H. Gould       Chairman of the Board           June 19, 2002
--------------------

/s/ Jeffrey Fishman        President and Chief Executive   June 19, 2002
--------------------       Officer


/s/ Patrick J. Callan, Jr. Director                        June 19, 2002
-------------------------


/s/ Joseph Amato           Director                        June 19, 2002
------------------

/s/ Charles Biederman      Director                        June 19, 2002
---------------------

/s/ James Burns            Director                        June 19, 2002
--------------------

/s/ Arthur Hurand          Director                        June 19, 2002
--------------------

/s/ Jeffrey Gould          Director                        June 19, 2002
-------------------

/s/ Matthew Gould          Director                        June 19, 2002
-------------------

/s/ David W. Kalish        Vice President and              June 19, 2002
                           Chief Financial Officer
                           and Principal Accounting
                           Officer









                                 EXHIBIT INDEX.

Exhibit No.

4.1*          One Liberty Properties, Inc. 1989 Stock Option Plan
4.2*          One Liberty Properties, Inc. 1996 Stock Option Plan
4.3*          Form of Common Stock Certificate
5.1           Opinion of Brinberg & Lundy
23.1          Consent of Brinberg & Lundy (included in its opinion filed as
              Exhibit 5.1 hereto)
23.2          Consent of Ernst & Young LLP, independent auditors 24.1 Powers of
              Attorney (included on the signature page of this Registration
              Statement)

*Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-2, Registration No. 333-86850, declared effective on May 24, 2002 and incorporated herein by reference.


                                  Exhibit 5.1

                                BRINBERG & LUNDY
                              60 CUTTER MILL ROAD
                                   SUITE 303
                              GREAT NECK, NY 11021
                            Telephone (516) 466-3100
                           Facsimile: (516) 466-3132

June 19, 2002




ONE LIBERTY PROPERTIES, INC.
60 Cutter Mill Road
Suite 303
Great Neck, NY  11021

RE:  1989 and 1996 STOCK OPTION PLANS
     REGISTRATION STATEMENT on FORM S-8

Gentlemen:

In our capacity as counsel to One Liberty Properties, Inc., a Maryland corporation ("OLP"), we have been requested to render this opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed by OLP with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 257,600 shares (the "Shares") of Common Stock of OLP, $1.00 par value per share (the "Common Stock"), issuable upon the exercise of stock options (the "Options") granted or to be granted under the 1989 and 1996 Stock Option Plans of One Liberty Properties, Inc.

In furnishing our opinion, we have examined the Certificate of Incorporation of OLP, as amended, the By-Laws of OLP, as amended, and such other instruments and documents as we have deemed relevant and necessary as the basis for our opinion expressed herein. We have examined originals or certified, conformed, or photostatic copies of all documents, the authenticity of which has been established to our satisfaction. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies.

Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon exercise of the Options have been duly authorized and, when paid for and issued in accordance with the terms of the Options and the respective plans, will be legally issued, fully paid and non-assessable.

Simeon Brinberg and Mark H. Lundy, members of this firm, are officers and directors of OLP and hold options granted under the Plans.

We hereby consent to use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Brinberg & Lundy



                                  Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 and 1989 Stock Option Plans of One Liberty Properties, Inc. of our report dated March 1, 2002, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

s/Ernst & Young LLP


Great Neck, New York
June 19, 2002